THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES STATUTES OR REGULATIONS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, AND PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

COMMON STOCK PURCHASE WARRANT

Warrant to Purchase [______] Shares                              Exercise Price:  $2.75
of Common Stock (subject to adjustment)                          (subject to adjustment)

                                                                 October 19, 2000

QUENTRA NETWORKS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received,
_____________________ (the "Holder") is entitled, subject to the terms set forth below, to purchase from the
Company, at any time and from time to time during the Exercise Period (as defined below), in whole or in part, the number of fully paid and non-assessable shares of the Company's Common Stock, par value $1.00 per share
("Common Stock"), first set forth above at the per share exercise price (the "Exercise Price") first set forth above (subject to adjustment as set forth in Article II).

                                         ARTICLE I - - EXERCISE OF WARRANT

1.1      Exercise Period and Procedure.

         (a)      The Warrant shall be exercisable, in whole or in part, by the Holder at any time and from time to time during the period (the "Exercise Period") beginning on the date hereof (the "Warrant Issue Date") and ending at 5:00 p.m. (prevailing local time at the principal executive office of the Company) on the third anniversary date of the Warrant Issue Date.

         (b)      The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, with the form of Notice of Exercise attached hereto as Annex A duly completed and executed by such Holder, to the Company at its principal executive office, upon payment in cash, by certified or official bank check or by wire transfer, of an amount equal to the Exercise
Price multiplied by the number of shares of Common Stock being purchased pursuant to such exercise of the Warrant.

1.2      Partial Exercise.  This Warrant may be exercised for less than the full number of shares of Common Stock first shown above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Common Stock.  Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a

                                                      -1-

new Warrant or Warrants of like tenor exercisable for the number of shares of Common Stock as to which rights have not been exercised (subject to adjustment as herein provided), such Warrant or Warrants to be issued in the name of the Holder or its nominee (upon payment by such Holder of any applicable transfer taxes).

1.3      Delivery of Stock Certificates on Exercise.  As soon as practicable after the exercise of this Warrant and payment of the Exercise Price and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares or other securities or property to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined in accordance with Section 2.5 hereof.  The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

                                            ARTICLE II - - ADJUSTMENTS

2.1      Adjustments Generally.  In order to prevent dilution of the rights granted hereunder in the specific circumstances contemplated by this Article II, the Exercise Price shall be subject to adjustment from time to time in accordance with this Article II.  Upon each adjustment of the Exercise Price pursuant to this Article II, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Exercise
Price resulting from such adjustment, the number of shares of the Company's Common Stock determined by (a)
multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) the number of shares of the Company's Common Stock issuable upon exercise hereof immediately prior to such adjustment, and (b) dividing the product thereof by the Exercise Price resulting from such adjustment.

2.2      Subdivisions and Combinations.  In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including, without limitation, through any stock split effected by means of a dividend on the Common Stock which is payable in Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

2.3      Reorganization, Reclassification, Consolidation, Merger or Sale of Assets.  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification,

                                                      -2-

consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale.  The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.  In all events, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

2.4      Adjustment by Board of Directors.  If any event occurs as to which, in the opinion of the Board of
Directors of the Company, the provisions of this Article II are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors may make such adjustment in the application of such provisions, in accordance with such essential intent and principles, as it deems appropriate so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to any of the provisions of this Article II except in the case of a combination of shares of a type contemplated in Section 2.2 and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 2.2.

2.5      Fractional Shares.  The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof.  If any fraction of a share of Common Stock would, except for the provisions of this Section 2.5, be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the fair market value of such fraction (as determined in good faith by the Board of Directors of the Company), less the equivalent fraction of the then applicable Exercise Price which would otherwise have been payable in respect of such fractional share.

2.6      Certificate as to Adjustments.  Whenever the Exercise Price shall be adjusted as provided in Article II, the Company shall promptly compute such adjustment and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

                                           ARTICLE III - - NO IMPAIRMENT

The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefore upon

                                                      -3-

such exercise, and at all times will take all such actions as may be necessary or appropriate in order that the
Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

                                        ARTICLE IV - - RESERVATION OF STOCK

The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant, such number of its duly authorized shares of Common
Stock as from time to time shall be issuable upon the exercise of this Warrant.  All of the shares of Common
Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable.

                                       ARTICLE V - - REPLACEMENT OF WARRANT

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor and amount.

                                           ARTICLE VI - - NEGOTIABILITY

This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

6.1      Transfer.  Subject to the legend appearing on the first page hereof, title to all or part of this
Warrant may be transferred by endorsement (by the Holder executing the Notice of Transfer attached hereto as
Annex B) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.  Absent an effective registration statement under the Securities Act of 1933, as amended (the
"Securities Act"), covering the disposition of this Warrant or the shares of Common Stock issued or issuable upon exercise hereof, the Holder will not sell or transfer any or all of such Warrant or shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act.  Each certificate representing shares of Common Stock issued upon exercise hereof shall bear a legend in substantially the following form on the face thereof:

THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933 AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION
STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY
BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS

                                                      -4-

DELIVERY REQUIREMENTS OF SUCH ACT.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Holder without violation of the registration requirements of the Securities Act.

6.2      Title.  Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of its equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented thereby.

6.3      Warrant Register.  The Company will maintain a warrant register containing the name and address of the
Holder.  The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

6.4      No Rights as Stockholder.  Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

6.5      Transfer Taxes.  The Company shall not be required to pay any federal or state transfer tax or charge that may be payable in respect of any transfer or delivery of this Warrant or the issuance or delivery of certificates for Common Stock in a name other than that of the registered Holder of this Warrant or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder of this Warrant or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

6.6      Compliance with Securities Laws.

                   (a)     The Holder of this Warrant, by acceptance hereof, acknowledges and represents that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and not with a view to, or for sale in connection with any distribution thereof; nor with any present intention of distributing or selling same; and that the Holder will not offer, sell or otherwise dispose of this

                                                      -5-

          Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

                   (b)     The Holder has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Holder any and all written information which it has requested and have answered to the Holder's satisfaction all inquiries made by the Holder, and the Holder has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof.  The Holder understands that the Company proposes to issue and deliver this Warrant and the shares of Common Stock to be issued upon exercise hereof without compliance with the registration requirements of the Securities Act; that for such purpose the Company will rely upon the representations, warranties, covenants and agreements contained herein; and that such non-compliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements performed.  The Holder is an "accredited investor" as such term is defined in Rule 501 under the Act.

                   (c)     The Holder (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in this Warrant and the shares of Common Stock to be issued upon exercise hereof and is capable of bearing the economic risks of such investment.

                                       ARTICLE VII - - SUBDIVISION OF RIGHTS

This Warrant (as well as any new Warrants issued pursuant to the provisions of this Article VII) is exchangeable, upon the surrender hereof by the Holder, at the principal executive office of the Company for any number of new
Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

                                          ARTICLE VIII - - MISCELLANEOUS

8.1      Headings.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

8.2      Amendment; Waiver.  This Warrant may be amended only by a writing executed by both the Company and the
Holder.  Any term of this Warrant may be waived by the party entitled to the benefit thereof by an instrument in writing signed by such party.  No waiver of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.3      Governing Law.  This Warrant shall be construed and interpreted according to the laws of the State of
Delaware, without giving effect to any of the conflicts of laws or choice of law provisions thereof that would compel the application of substantive laws of any other jurisdiction.

                                                      -6-

IN WITNESS WHEREOF, the Company has executed and issued this Warrant on the date first written above.

QUENTRA NETWORKS, INC.

By:    /s/ James R. McCullough
       -------------------------
Name:  James R. McCullough
Title: Chief Executive Officer

Attest:

/s/ Timothy G. Atkinson
--------------------------------
Secretary

                                                      -7-

                                                      ANNEX A

                                                NOTICE OF EXERCISE

                                   [To be signed only upon exercise of Warrant]

To:      QUENTRA NETWORKS, INC.

The undersigned, the Holder of the within Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________ shares of Common Stock of Quentra Networks, Inc., and herewith makes payment of $___________ therefore.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any such securities except under circumstances that will not result in a violation of applicable federal and state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Dated:___________________                  ____________________________________
                                           NAME

                                           By:_________________________________
                                           (Signature must conform in all
                                           respects to name of Holder as
                                           specified on the face of the Warrant)

Address:

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                                                      ANNEX B

                                                NOTICE OF TRANSFER

                                   [To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below the right represented by the within Warrant with respect to the number of shares of Common Stock of Quentra Networks, Inc.
set forth below:

Name of Assignee                    Address                   No. of Shares

and appoints ____________________ attorney to transfer said right on the warrant register of Quentra Networks,
Inc. with full power of substitution in the premises.

Dated:___________________                  ____________________________________
                                           NAME

                                           By:_________________________________
                                           (Signature must conform in all
                                           respects to name of Holder as
                                           specified on the face of the Warrant)

Address:

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